Exhibit 4.1

THE WILLIAMS COMPANIES, INC.

And

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of January 9, 2025

To

INDENTURE

Dated as of December 18, 2012

5.600% Senior Notes due 2035

6.000% Senior Notes due 2055

EXHIBIT A FORM OF 2035 NOTE
EXHIBIT B FORM OF 2055 NOTE

i

This ELEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 9, 2025, between THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, duly organized and validly existing under the laws of the United States of America, as trustee (the “Trustee”).

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 18, 2012 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), between the Company and the Trustee, providing for the issuance from time to time of one or more series of Securities.

The Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of its 5.600% Senior Notes due 2035 and its 6.000% Senior Notes due 2055 (collectively, the “Notes”), and the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

The Company desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture and to add covenants to, remove covenants from and replace Events of Default in, the Base Indenture with respect to the Notes as and to the extent set forth herein to provide for the issuance and the terms of the Notes.

All things necessary to make this Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions; Rules of Construction.

Except as otherwise expressly provided in or pursuant to this Supplemental Indenture or unless the context otherwise requires, for all purposes of this Supplemental Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

(6) provisions apply to successive events and transactions;

(7) any reference to gender includes the masculine, feminine and the neuter, as the case may be;

(8) references to agreements and other instruments include subsequent amendments thereto and restatements thereof;

(9) “including” means “including without limitation”;

(10) all exhibits are incorporated by reference herein and expressly made a part of this Supplemental Indenture; and

(11) all references to articles, sections and exhibits (and subparts thereof) are to articles, sections and exhibits (and subparts thereof) of this Supplemental Indenture.

Certain terms used principally in certain Articles hereof are defined in those Articles. Capitalized terms used but not defined in this Supplemental Indenture shall have the meaning ascribed to them in the Base Indenture.

“2035 Notes” means the Company’s 5.600% Senior Notes due 2035

“2055 Notes” means the Company’s 6.000% Senior Notes due 2055

“Additional Notes” means any additional Notes issued under the Indenture as part of the same series as one of the series of the Notes.

“Base Indenture” has the meaning assigned to it in the recitals hereto.

“Business Entity” has the meaning assigned to it in the definition of “Non-Recourse Subsidiary” in this Section 1.01.

“Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Company and its Subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company for the Company’s most recently completed fiscal quarter, prepared in accordance with GAAP.

“Domestic Subsidiary” means any Subsidiary of the Company that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

“Global Note” means a certificated Note deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A or Exhibit B hereto, as applicable, and that bears the Global Security Legend and that has the “Schedule of Adjustments” attached thereto. As of the date of this Supplemental Indenture all of the Notes are represented by Global Notes.

“Global Security Legend” means the legend set forth in Section 203 of the Base Indenture and any other legend required by the Depositary.

“Indebtedness” means, with respect to any specified Person, any obligation created or assumed by such Person, whether or not contingent, for the repayment of money borrowed from others or any guarantee thereof.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, and as may be amended or further supplemented from time to time, pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture.

“Initial Notes” means the first $1,000,000,000 aggregate principal amount of the 2035 Notes or $500,000,000 aggregate principal amount of the 2055 Notes, as applicable, issued under the Indenture on the date hereof.

“International Subsidiary” means each Subsidiary of the Company other than a Domestic Subsidiary.

“Lien” means any mortgage, pledge, lien, security interest or other similar encumbrance.

“Non-Recourse Indebtedness” means any Indebtedness incurred by any Joint Venture or Non-Recourse Subsidiary which does not provide for recourse against the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) or any property or assets of the Company or any of its Subsidiaries (other than the Capital Stock or the properties or assets of a Joint Venture or Non-Recourse Subsidiary).

“Non-Recourse Subsidiary” means any Subsidiary of the Company (1) whose principal purpose is to incur Non- Recourse Indebtedness and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture created for such purpose (collectively, a “Business Entity”), (2) who is not an obligor or otherwise bound with respect to any Indebtedness other than Non-Recourse Indebtedness, (3) substantially all the assets of which Subsidiary or Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Indebtedness, or (y) Capital Stock in, or Indebtedness or other obligations of, one or more other Non-Recourse Subsidiaries or Business Entities, and (4) any Subsidiary of a Non- Recourse Subsidiary; provided that such Subsidiary shall be considered to be a Non-Recourse Subsidiary only to the extent that and for so long as each of the above requirements are met.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture. For purposes of the Indenture, all references to the notes to be issued or authenticated upon transfer or replacement of or in exchange for Notes shall be deemed to refer to Notes. In addition, unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes of the applicable series and any Additional Notes with respect to such series.

“Par Call Date” means December 15, 2034, for the 2035 Notes and September 15, 2054 for the 2055 Notes.

“Permitted International Debt” means Indebtedness of any International Subsidiary for which neither the Company nor any Domestic Subsidiary, directly or indirectly, provides any guarantee or other credit support and which is secured, if at all, only by pledges of or Liens on assets (i) held by an International Subsidiary on the date of this Supplemental Indenture, (ii) acquired by an International Subsidiary from a Person not constituting an Affiliate of the Company or (iii) acquired by an International Subsidiary from the Company, any Domestic Subsidiary or other Affiliate of the Company on terms that, in the good faith judgment of the Company’s Board of Directors, are no less favorable to the Company or the relevant Domestic Subsidiary or other Affiliate of the Company than those that would have been obtained in a comparable transaction by the Company or such Domestic Subsidiary or other Affiliate of the Company with an unrelated Person or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to the Company or the relevant Domestic Subsidiary or other Affiliate of the Company from a financial point of view.

“Permitted Liens” means:

(1) any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by the Company or any of its Subsidiaries, whether or not assumed by the Company or any of its Subsidiaries;

(2) any Lien existing on any property of a Subsidiary of the Company at the time it becomes a Subsidiary of the Company and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with the Company or any Subsidiary thereof and not created in contemplation thereof;

(3) purchase money and analogous Liens incurred in connection with the acquisition, development, construction, improvement, repair, or replacement of property (including such Liens securing Indebtedness incurred within 12 months of the date on which such property was acquired, developed, constructed, improved, repaired or replaced); provided that all such Liens attach only to the property acquired, developed, constructed, improved, repaired or replaced and the principal amount of the Indebtedness secured by such Lien shall not exceed the gross cost of the property;

(4) any Liens created or assumed to secure Indebtedness of the Company or any Subsidiary of the Company maturing within 12 months of the date of creation thereof and not renewable or extendible by the terms thereof at the option of the obligor beyond such 12 months;

(5) Liens on accounts receivable and related proceeds thereof arising in connection with a receivables financing and any Lien held by the purchaser of receivables derived from property or assets sold by the Company or any Subsidiary thereof and securing such receivables resulting from the exercise of any rights arising out of defaults on such receivables;

(6) leases constituting Liens existing on or after the date hereof and any renewals or extensions thereof;

(7) any Lien securing industrial development, pollution control or similar revenue bonds;

(8) Liens existing on the date hereof;

(9) Liens in favor of the Company or any of its Subsidiaries;

(10) Liens securing Indebtedness incurred to refund, extend, refinance or otherwise replace Indebtedness (“Refinanced Indebtedness”) secured by a Lien permitted to be incurred under the Indenture; provided that the principal amount of such Refinanced Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses incurred therewith) at the time of refinancing;

(11) Liens on any assets or properties, or pledges of the Capital Stock, of (a) any Joint Venture owned by the Company or any of its Subsidiaries or (b) any Non-Recourse Subsidiary, in each case only to the extent securing Non-Recourse Indebtedness of such Joint Venture or Non-Recourse Subsidiary;

(12) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted by the Indenture to be subject to Liens but subject to the same restrictions and limitations set forth in the Indenture as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions, and rights secure only obligations that such property is permitted to secure);

(13) any Liens securing Indebtedness neither assumed nor guaranteed by the Company or a Subsidiary of the Company nor on which the Company or a Subsidiary of the Company customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Company or such Subsidiary, which mortgage Liens do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;

(14) any Lien existing or hereafter created on any office equipment, data processing equipment (including computer and computer peripheral equipment), or transportation equipment (including motor vehicles, aircraft, and marine vessels);

(15) undetermined Liens and charges incidental to construction or maintenance;

(16) any Lien created or assumed by the Company or a Subsidiary of the Company on oil, gas, coal, or other mineral or timber property owned by the Company or a Subsidiary of the Company;

(17) any Lien created by the Company or a Subsidiary of the Company on any contract (or any rights thereunder or proceeds therefrom) providing for advances by the Company or such Subsidiary to finance gas exploration and development, which Lien is created to secure Indebtedness incurred to finance such advances;

(18) any Lien granted in connection with a cash collateralization or similar arrangement to secure obligations of the Company or of any of the Company’s Subsidiaries to issuing banks in connection with letters of credits issued at the request of the Company or any Subsidiary of the Company;

(19) Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

(20) Liens securing Permitted International Debt;

(21) Liens not otherwise permitted so long as the aggregate outstanding principal amount of the Indebtedness secured thereby does not exceed $10,000,000 at any time; and

(22) Liens occurring in, arising from, or associated with Specified Escrow Arrangements.

“Prospectus” means the final prospectus supplement dated January 6, 2025 relating to the offering of the Initial Notes.

“Refinanced Indebtedness” has the meaning assigned to it in the definition of “Permitted Liens” in this Section 1.01.

“Specified Escrow Arrangements” means cash deposits at one or more financial institutions for the purpose of funding any potential shortfall in the daily net cash position of the Company or any of its Subsidiaries.

“Stated Maturity” means March 15, 2035 for the 2035 Notes and March 15, 2055 for the 2055 Notes.

“Supplemental Indenture” has the meaning assigned to it in the preamble hereto.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the

Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 1.02 Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (1) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company, (3) the due execution hereof by the Company or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 1.03 Effect of Headings and Table of Contents.

The Article and Section headings in this Supplemental Indenture and the Table of Contents herein are for convenience only and shall not affect the construction hereof.

Section 1.04 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.05 Separability Clause.

In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.06 Governing Law; Waiver of Trial by Jury.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state. Each of the Company, the Trustee and Holders by purchase of their Notes hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Notes or the transactions contemplated hereby.

Section 1.07 Counterparts.

This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1.08 Submission to Jurisdiction.

The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 1.09 Foreign Account Tax Compliance Act (FATCA).

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (i) to provide to The Bank of New York Mellon Trust Company, N.A. sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law, (ii) that The Bank of New York Mellon Trust Company, N.A. shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which The Bank of New York Mellon Trust Company, N.A. shall not have any liability, and (iii) to hold harmless The Bank of New York Mellon Trust Company, N.A. for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 1.10 Certain Rights of the Trustee.

(a) The Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer, and such notice references the Securities and the Indenture.

(b) The Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

Section 1.11 Payments.

Notwithstanding any other provision in this Indenture or the Notes, in the event the Company elects to make any payment to the Trustee pursuant to this Indenture by means of automated clearinghouse transfer, such payment must be initiated by the Company a sufficient amount of time in advance such that funds are received by the Trustee that are immediately available by 11:00 a.m. New York time on the applicable payment date, or if such payment date is not a Business Day, the Business Day immediately prior to the applicable payment date.

Section 1.12 Electronic Means.

Indenture Section 105 is hereby amended and restated by (i) deleting the final paragraph, and (ii) substituting the following:

“The Trustee and Paying Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and related financing documents and delivered using Electronic Means (as defined herein); provided, however, that the Company, as applicable, shall provide to the Trustee and Paying Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company, as applicable, whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee and Paying Agent Instructions using Electronic Means and the Trustee and Paying Agent in their discretion elect to act upon such Instructions, their understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee and Paying Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee and Paying Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and Paying Agent have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and Paying Agent and that the Company, and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company, as applicable. The Trustee and Paying Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee and Paying Agent’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and Paying Agent, including without limitation the risk of the Trustee and Paying Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and Paying Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and Paying Agent immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee and Paying Agent, or another method or system specified by the Trustee and Paying Agent as available for use in connection with its services hereunder.”

ARTICLE II

THE NOTES

Section 2.01 Establishment, Form and Dating.

There are hereby established two new series of Securities to be issued under the Base Indenture, to be designated as the Company’s 5.600% Senior Notes due 2035 and 6.000% Senior Notes due 2055.

There are to be authenticated and delivered $1,000,000,000 principal amount of the 2035 Notes and $500,000,000 principal amount of the 2055 Notes, and the principal amount of the Notes of each series may be increased from time to time pursuant to Section 301 of the Base Indenture by the issuance of Additional Notes of such series. Any such Additional Notes will have the same interest rate, maturity and other terms as the Initial Notes of the applicable series, except for their issue date, public offering price and, if applicable, the initial interest accrual date and the initial Interest Payment Date, and shall constitute a single series of Securities with the Initial Notes of such series. No Notes shall be authenticated and delivered in addition to Notes for the principal amount as so increased except as provided by Sections 304, 305, 306, 906 or 1107 of the Base Indenture. The Notes shall be senior debt securities and shall be issued in fully registered form.

The Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A or Exhibit B hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication, and except as provided in Section 305 of the Base Indenture, will be issued in the form of one or more Global Notes. The principal of, and any premium or interest on, the Notes shall be payable in Dollars. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Section 2.02 Registrar and Paying Agent.

The Company will maintain a Registrar and Paying Agent with respect to the Notes. The Registrar will keep a Security Register with respect to the Notes and of their transfer and exchange.

The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Notes and to act as custodian for the Depositary with respect to the Global Notes.

Section 2.03 Execution, Authentication, Delivery and Dating.

For purposes of the Notes (but not any other Securities, unless provided by the terms thereof), the first, second and sixth paragraphs of Section 303 of the Base Indenture are hereby amended and restated in their entirety, respectively, to read as follows:

“Securities shall be executed on behalf of the Company by any Officer of the Company. The signature of any such Officer on the Securities may be manual, facsimile or electronic (provided that any such electronic signature shall be a true representation of the signer’s actual signature).”

“Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.”

“No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or Section 612 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual, facsimile or electronic signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.”

ARTICLE III

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Legal defeasance of the Notes under clause (2) of Section 402 of the Base Indenture and covenant defeasance of the Notes under clause (3) of Section 402 of the Base Indenture shall be applicable to the Notes of a series, and the Company may at its option by Board Resolution, at any time, with respect to the Notes, elect to have Section 402(2) or Section 402(3) of the Base Indenture be applied to the Outstanding Notes of such series upon compliance with the conditions set forth in Section 402 of the Base Indenture. In addition to Section 801 of the Base Indenture, Section 5.01 of this Supplemental Indenture as to each series of Notes shall be subject to covenant defeasance under Section 402(3) of the Base Indenture.

ARTICLE IV

EVENTS OF DEFAULT

For purposes of the Notes (but not any other Securities, unless provided by the terms thereof), paragraph (4) of Section 501 of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“(4) failure on the part of the Company duly to observe or perform any other of the covenants or agreements (other than those described in clause (1), (2) or (3) above) on the part of the Company with respect to that series contained in such Securities or otherwise established with respect to that series of Securities pursuant to Section 301 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series), which failure continues for a period of 60 days, or in the case of such a failure with respect to Section 704 of this Indenture, 90 days, after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” shall have been given to the Company by the Trustee, upon direction of Holders of at least 25% in principal amount of the then Outstanding Securities of that series; provided, however, that if such failure is not capable of cure within such 60-day or 90-day period, as the case may be, such 60-day or 90-day period, as the case may be, shall be automatically extended by an additional 60 days so long as (i) such failure is subject to cure, and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the Indenture that results from a change in GAAP shall not be deemed to be an Event of Default with respect to the Securities of that series;”

ARTICLE V

ADDITIONAL COVENANTS

The Notes shall be subject to the following covenants in addition to the provisions of Article Ten of the Base Indenture (provided that Section 1004 of the Base Indenture shall not be applicable to the Notes):

Section 5.01 Limitation on Liens.

The Company shall not, and shall not permit any Subsidiary of the Company to, issue, assume, or guarantee any Indebtedness secured by a Lien, other than Permitted Liens, upon any property of the Company or any of its Subsidiaries, owned on the date of this Supplemental Indenture or thereafter acquired, unless the Notes are equally and ratably secured with such Indebtedness until such time as such Indebtedness is no longer secured by such a Lien.

Notwithstanding the preceding paragraph, the Company may, and may permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness secured by a Lien, other than a Permitted Lien, upon any property of the Company or any of its Subsidiaries, without securing the Notes; provided that the aggregate principal amount of all Indebtedness of the Company and any Subsidiary of the Company then outstanding secured by any such Liens (other than Permitted Liens) does not exceed 15% of Consolidated Net Tangible Assets.

ARTICLE VI

REDEMPTION OF NOTES

Section 6.01 Optional Redemption.

The Notes of each series may be redeemed, in whole or in part, at the option of the Company pursuant to the terms set forth in Section 2 of the Notes of such series and Section 6.02 hereof. In the case of a redemption at any time prior to a Par Call Date, the Company shall give the Trustee notice of the Redemption Price promptly after the determination thereof and the Trustee shall have no responsibility for determining such Redemption Price. Other than as specifically provided in this Article VI or Section 2 of the Notes of any series, any redemption pursuant to this Article VI will be made pursuant to the provisions of Article Eleven of the Base Indenture.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Section 6.02 Election to Redeem; Notice to the Trustee.

The election of the Company to optionally redeem any Notes of either series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption of the Notes of either series, the Company shall no later than 9:00 a.m., New York City time, on the fifth Business Day prior to the date of the giving of notice of such redemption pursuant to the applicable series of Notes (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the Notes of the applicable series to be redeemed. This Section 6.02 shall apply to the Notes instead of Section 1102 of the Base Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE WILLIAMS COMPANIES, INC.

By	/s/ Peter S. Burgess
Name:	Peter S. Burgess
Title:	VP Treasury & Insurance and Treasurer

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Marie A. Hattinger
Name:	Marie A. Hattinger
Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

[Face of the Note]

CUSIP: 969457 CP3

ISIN: US969457CP37

5.600% Senior Note due 2035

No. _____	$_______________

THE WILLIAMS COMPANIES, INC.

promises to pay to [CEDE & Co.]1 or registered assigns, the principal sum of _________________________ DOLLARS [or such greater or lesser amount as is indicated on the Schedule of Adjustments attached hereto]2 on March 15, 2035 (the “Stated Maturity”).

Interest Payment Dates: March 15 and September 15

Regular Record Dates: March 1 and September 1 (whether or not a Business Day)

Dated:

THE WILLIAMS COMPANIES, INC.

By
Name:
Title:

[1]	Insert in Global Notes only
[2]	Insert in Global Notes only

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE WILLIAMS COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

[3]	Insert in Global Notes only.

[Reverse of the Note]

THE WILLIAMS COMPANIES, INC.

5.600% Senior Note due 2035

1.	GENERAL

This Note is one of a duly authorized issue of Securities (the “Securities”) of The Williams Companies, Inc. (the “Company,” which term includes any successor Person under the Base Indenture hereinafter referred to), issued and issuable in one or more series under an Indenture, dated as of December 18, 2012, (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Base Indenture), to which Base Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 5.600% Senior Notes due 2035 (the “Notes”) which was issued under the Eleventh Supplemental Indenture to the Base Indenture dated as of January 9, 2025 (the “Supplemental Indenture”, together with the Base Indenture, the “Indenture”) and which is initially limited to $1,000,000,000 in principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Company promises to pay interest on the principal amount of this Note at the rate of 5.600% per annum from [Insert for Initial Notes “January 9, 2025”] until the Stated Maturity, unless earlier repurchased, redeemed or otherwise cancelled. The Company will pay interest semiannually on March 15 and September 15 of each year (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [Insert for Initial Notes “January 9, 2025”]; provided that if there is no existing default in the payment of interest, and if this Note is authenticated between a regular record date set forth on the face hereof (each a “Regular Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [Insert for Initial Notes “September 15, 2025”] and interest accrued from [Insert for Initial Notes “January 9, 2025”] shall be payable on such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture. Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates.

Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate of 5.600% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If an Interest Payment Date, the Stated Maturity or a Redemption Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest due on that date shall be made on the next succeeding Business Day as if made on the date that payment was due, and no interest shall accrue for the period from and after the Interest Payment Date, Stated Maturity or such Redemption Date, as the case may be, to the date of that payment on the next succeeding Business Day.

2.	REDEMPTION

The Notes are subject to redemption upon at least 10 days but not more than 60 days’ notice to the Holders of the Notes to be redeemed as provided in the Indenture, at any time or from time to time prior to the Par Call Date, in whole or in part, at the election of the Company, at a Redemption Price, as calculated by the Company and expressed as a percentage of principal amount and rounded to three decimal places, equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date. In addition, the Notes are subject to redemption upon at least 10 days but not more than 60 days’ notice to the Holders of the Notes to be redeemed as provided in the Indenture, at any time on or after the Par Call Date, in whole or in part, at the election of the Company, at a Redemption Price, as calculated by the Company, equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date. The notice of redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) and may, at the Company’s discretion, be subject to one or more conditions precedent.

If less than all the Notes are to be redeemed, selection of Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, and, in the case of Global Notes, by the Depositary in accordance with the Depositary’s procedures and in the case of a Definitive Security, by the Trustee by pro rata or by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. Unless the Company defaults in payment of such Redemption Price, on and after the Redemption Date, the Notes or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect of such Notes except the right to receive the Redemption Price thereof.

3.	DEFEASANCE

The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

4.	DEFAULTS AND REMEDIES

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable, or in the circumstances described in the Indenture, shall automatically become due and payable, in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration or automatic acceleration with respect to the Notes has been made or has occurred, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to the Notes have been cured or waived (other than the non-payment of principal of the Notes which has become due solely by reason of such declaration of acceleration or automatic acceleration) and certain other conditions have been complied with, then and in every such case, the Holders of a majority in aggregate principal amount of the Outstanding Notes may, by written notice to the Company and to the Trustee, rescind and annul such declaration or automatic acceleration and its consequences on behalf of all of the Holders of Notes, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, (b) (i) in the case of an Event of Default specified in clause (1), (2), (5) or (6) of Section 501 of the Indenture, Holders of not less than 25%, or (ii) in the case of an Event of Default specified in clause (3) or (4) of Section 501 of the Indenture, Holders of not less than a majority, in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holders shall have offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) for 60 days after its receipt of such notice, the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding under the Indenture a direction inconsistent with such request, and (e) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

5.	NONIMPAIRMENT

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

6.	DENOMINATIONS; TRANSFER AND EXCHANGE

The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.	SUCCESSOR OBLIGORS

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations, except in the case of a lease.

8.	TRUSTEE DEALINGS WITH THE COMPANY

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

9.	AUTHENTICATION

This Note will not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee or an Authenticating Agent (provided any such electronic signature is a true representation of the signer’s actual signature).

10.	NO RECOURSE AGAINST OTHERS

The owners of the Company’s Capital Stock and the Company’s incorporators, directors and officers will not be liable for the Company’s obligations under the Notes, the Indenture or for any claim based on, or in respect of, such obligations. By accepting a Note, each Holder of that Note will have agreed to Section 117 of the Base Indenture and waived and released any such liability on the part of the owners of the Company’s Capital Stock and the Company’s incorporators, directors and officers. The waiver and release are part of the consideration for issuance of the Notes.

11.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of Notes.

12.	GOVERNING LAW

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

13.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Notes may be supplemented by an indenture or indentures supplemental to the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes affected by such supplemental indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing default or Event of Default with respect to the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, except a continuing default in the payment of the principal of, or any premium or interest on the Notes, or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note. Without the consent of any Holder of Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures as provided in the Indenture, subject to the exceptions set forth therein.

[Remainder of page intentionally left blank]

SCHEDULE A

[SCHEDULE OF ADJUSTMENTS]4

Date Adjustment Made	Principal Amount Increase	Principal Amount Decrease	Principal Amount Following Adjustment	Notification Made on Behalf of the Trustee

[4]	Insert in Global Notes only.

EXHIBIT B

[Face of the Note]

CUSIP: 969457 CQ1

ISIN: US969457CQ10

6.000% Senior Note due 2055

No. _____	$_______________

THE WILLIAMS COMPANIES, INC.

promises to pay to [CEDE & Co.]5 or registered assigns, the principal sum of _________________________ DOLLARS [or such greater or lesser amount as is indicated on the Schedule of Adjustments attached hereto]6 on March 15, 2055 (the “Stated Maturity”).

Interest Payment Dates: March 15 and September 15

Regular Record Dates: March 1 and September 1 (whether or not a Business Day)

Dated:

THE WILLIAMS COMPANIES, INC.

By
Name:
Title:

[5]	Insert in Global Notes only
[6]	Insert in Global Notes only

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE WILLIAMS COMPANIES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]7

[7]	Insert in Global Notes only

[Reverse of the Note]

THE WILLIAMS COMPANIES, INC.

6.000% Senior Note due 2055

1.	GENERAL

This Note is one of a duly authorized issue of Securities (the “Securities”) of The Williams Companies, Inc. (the “Company,” which term includes any successor Person under the Base Indenture hereinafter referred to), issued and issuable in one or more series under an Indenture, dated as of December 18, 2012, (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Base Indenture), to which Base Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 6.000% Senior Notes due 2055 (the “Notes”) which was issued under the Eleventh Supplemental Indenture to the Base Indenture dated as of January 9, 2025 (the “Supplemental Indenture”, together with the Base Indenture, the “Indenture”) and which is initially limited to $500,000,000 in principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Company promises to pay interest on the principal amount of this Note at the rate of 6.000% per annum from [Insert for Initial Notes “January 9, 2025”] until the Stated Maturity, unless earlier repurchased, redeemed or otherwise cancelled. The Company will pay interest semiannually on March 15 and September 15 of each year (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [Insert for Initial Notes “January 9, 2025”]; provided that if there is no existing default in the payment of interest, and if this Note is authenticated between a regular record date set forth on the face hereof (each a “Regular Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [Insert for Initial Notes “September 15, 2025”] and interest accrued from [Insert for Initial Notes “January 9, 2025”] shall be payable on such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture. Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates.

Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate of 6.000% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If an Interest Payment Date, the Stated Maturity or a Redemption Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest due on that date shall be made on the next succeeding Business Day as if made on the date that payment was due, and no interest shall accrue for the period from and after the Interest Payment Date, Stated Maturity or such Redemption Date, as the case may be, to the date of that payment on the next succeeding Business Day.

2.	REDEMPTION

The Notes are subject to redemption upon at least 10 days but not more than 60 days’ notice to the Holders of the Notes to be redeemed as provided in the Indenture, at any time or from time to time prior to the Par Call Date, in whole or in part, at the election of the Company, at a Redemption Price, as calculated by the Company and expressed as a percentage of principal amount and rounded to three decimal places, equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the Redemption Date, and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date. In addition, the Notes are subject to redemption upon at least 10 days but not more than 60 days’ notice to the Holders of the Notes to be redeemed as provided in the Indenture, at any time on or after the Par Call Date, in whole or in part, at the election of the Company, at a Redemption Price, as calculated by the Company, equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date. The notice of redemption shall be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) and may, at the Company’s discretion, be subject to one or more conditions precedent.

If less than all the Notes are to be redeemed, selection of Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair, and, in the case of Global Notes, by the Depositary in accordance with the Depositary’s procedures and in the case of a Definitive Security, by the Trustee by pro rata or by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. Unless the Company defaults in payment of such Redemption Price, on and after the Redemption Date, the Notes or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect of such Notes except the right to receive the Redemption Price thereof.

3.	DEFEASANCE

The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

4.	DEFAULTS AND REMEDIES

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable, or in the circumstances described in the Indenture, shall automatically become due and payable, in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration or automatic acceleration with respect to the Notes has been made or has occurred, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to the Notes have been cured or waived (other than the non-payment of principal of the Notes which has become due solely by reason of such declaration of acceleration or automatic acceleration) and certain other conditions have been complied with, then and in every such case, the Holders of a majority in aggregate principal amount of the Outstanding Notes may, by written notice to the Company and to the Trustee, rescind and annul such declaration or automatic acceleration and its consequences on behalf of all of the Holders of Notes, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, (b) (i) in the case of an Event of Default specified in clause (1), (2), (5) or (6) of Section 501 of the Indenture, Holders of not less than 25%, or (ii) in the case of an Event of Default specified in clause (3) or (4) of Section 501 of the Indenture, Holders of not less than a majority, in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holders shall have offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) for 60 days after its receipt of such notice, the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding under the Indenture a direction inconsistent with such request, and (e) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

5.	NONIMPAIRMENT

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

6.	DENOMINATIONS; TRANSFER AND EXCHANGE

The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7.	SUCCESSOR OBLIGORS

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations, except in the case of a lease.

8.	TRUSTEE DEALINGS WITH THE COMPANY

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

9.	AUTHENTICATION

This Note will not be valid until authenticated by the manual, facsimile or electronic signature of the Trustee or an Authenticating Agent (provided any such electronic signature is a true representation of the signer’s actual signature).

10.	NO RECOURSE AGAINST OTHERS

The owners of the Company’s Capital Stock and the Company’s incorporators, directors and officers will not be liable for the Company’s obligations under the Notes, the Indenture or for any claim based on, or in respect of, such obligations. By accepting a Note, each Holder of that Note will have agreed to Section 117 of the Base Indenture and waived and released any such liability on the part of the owners of the Company’s Capital Stock and the Company’s incorporators, directors and officers. The waiver and release are part of the consideration for issuance of the Notes.

11.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of Notes.

12.	GOVERNING LAW

This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.

13.	AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Notes may be supplemented by an indenture or indentures supplemental to the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes affected by such supplemental indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing default or Event of Default with respect to the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, except a continuing default in the payment of the principal of, or any premium or interest on the Notes, or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Note. Without the consent of any Holder of Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures as provided in the Indenture, subject to the exceptions set forth therein.

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SCHEDULE A

[SCHEDULE OF ADJUSTMENTS]8

Date Adjustment Made	Principal Amount Increase	Principal Amount Decrease	Principal Amount Following Adjustment	Notification Made on Behalf of the Trustee

[8]	Insert in Global Notes only.